UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2009

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

 In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is furnished to the Securities and Exchange Commission pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 14, 2009, The National Security Group, Inc. issued a press release announcing its financial results for the three months and six months ended June 30, 2009. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Press release dated August 14, 2009, issued by The National Security Group, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc

Dated: August 14, 2009	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

   Ex. 99.1

The National Security Group, Inc. 661 East Davis Street Post Office Box 703 Elba, Alabama 36323

_____________________________________________________ ____________________________________________________________________________________________

PRESS RELEASE

FOR IMMEDIATE RELEASE

The National Security Group, Inc. Releases Second Quarter Earnings

For Additional Information Contact: Brian R. McLeod, Chief Financial Officer, at (334) 897-2273

 __________________________________________________ _______________________________________________________________________________________________

Elba, Alabama (August 14, 2009)... Results for the three months and six months ended June 30, 2009 and 2008, based on accounting principles generally accepted in the United States of America, were reported today as follows:

	Three Months Ended June 30		Six Months Ended June 30

	2009	2008	2009	2008

Premium Income	$15,373,000	$13,968,000	$30,593,000	$30,554,000
Investment Income	1,374,000	1,241,000	2,611,000	2,562,000
Realized Investment Gains	(231,000)	82,000	(230,000)	148,000
Other Income	192,000	352,000	333,000	673,000
Total Revenues	$16,708,000	$15,643,000	$33,307,000	$33,937,000

Net Income (Loss)	$92,000	$(36,000)	$1,573,000	$746,000

Net Income Per Share	$0.04	$(0.01)	$0.64	$0.30

The Company had net income of $1,573,000, $0.64 per share, for the six-month period ended June 30, 2009 compared to $746,000, $0.30 per share, for the same period last year. The primary reason for the increase in net income for the six-month period ended June 30, 2009 compared to last year was much improved first quarter results in 2009. The first quarter of 2008 results were adversely impacted by a significantly higher frequency of windstorm events. While we also experienced a much higher frequency of windstorm events in the second quarter of 2009, in the first quarter of 2009, the frequency of windstorm events was greatly diminished.

Net income for the quarter ended June 30, 2009 totaled $92,000, $0.04 per share, compared to a net loss of $36,000, ($0.01) per share, for the same period last year. Increased spring storm activity was the primary factor contributing to reduced earnings for the second quarter in both 2009 and 2008.

Shareholders’ equity as of June 30, 2009 was $37,277,000 compared to $34,648,000 at December 31, 2008. The $2,629,000 increase reflects net income of $1,573,000, an increase in accumulated unrealized investment gains associated with available-for-sale securities of $1,584,000, a gain on an interest rate swap of $212,000 and dividends paid of $740,000. The National Security Group, Inc., through its property & casualty and life insurance subsidiaries, offers property, casualty, life, accident and health insurance in twelve states. The Company writes primarily personal lines property coverage including dwelling fire and windstorm, homeowners, mobile homeowners and personal non-standard automobile lines of insurance. The Company also offers life, accident and health, supplemental hospital and cancer insurance products. The Company was founded in 1947 and is based in Elba, Alabama.

The National Security Group, Inc., through its property & casualty and life insurance subsidiaries, offer property, casualty, life, accident and health insurance in twelve states.

NASDAQ Symbol: NSEC

Contact: Brian R. McLeod, Treasurer and Chief Financial Officer

The National Security Group, Inc.

661 East Davis Street

Post Office Box 703

Elba, Alabama 36323

(334) 897-2273